Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lawrence H. Hayward, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Leslie’s Poolmart, Inc. on Form 10-K for the fiscal year ended September 27, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Leslie’s Poolmart, Inc.

Dated: December 22, 2008

By:	/s/ Lawrence H. Hayward
Name:	Lawrence H. Hayward
Title:	Chief Executive Officer

I, Steven L. Ortega, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Leslie’s Poolmart, Inc. on Form 10-K for the fiscal year ended September 27, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Leslie’s Poolmart, Inc.

Dated: December 22, 2008

By:	/s/ Steven L. Ortega
Name:	Steven L. Ortega
Title:	Executive Vice-President and
Chief Financial Officer